EXHIBIT 10.57

SETTLEMENT AGREEMENT

        This Settlement Agreement (“Agreement”) is made by and among Joseph Karwat (hereinafter referred to as “Karwat”) on the one hand, and Moving Bytes Inc. f/k/a/ E*Comnetrix, Inc., a company incorporated under the Canada Business Corporations Act, Moving Bytes, Inc., a Nevada Corporation, and all of their predecessors, parent companies, subsidiaries, and all related entities (hereinafter collectively referred to as the “Company”).

RECITALS

        WHEREAS, Karwat prevailed against the Company in several of the claims he brought in arbitration before Elaine Leitner of the American Arbitration Association (hereinafter the “Arbitration”) related to his former employment with the Company; and

        WHEREAS, the Company has represented to Karwat that it does not have the financial resources to pay the entire Arbitration award to Karwat in the immediate future; and

        WHEREAS, the parties wish to agree on a payment schedule for the Company to pay the Arbitration award without jeopardizing its ability to continue operations.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing and of the provisions of this Agreement hereinafter set forth, it is agreed by the Parties as follows:

        1.        The Company owes and will pay to Karwat the sum of two hundred ninety-two thousand nine hundred fifty-three dollars and sixty-three cents ($292,953.63). The Company shall pay this amount to Karwat as follows: (a) fifty-thousand dollars ($50,000) at the time this Agreement is executed; (b) the greater of the following: thirty-thousand dollars ($30,000) on or before September 16, 2003 or, if the Company receives any payments from its insurer related to this case in excess of $ 30,000 on or before September 16, 2003, the Company will pay to Karwat those same amounts, up to fifty-thousand dollars ($50,000), within fourteen (14) days of the Company’s receipt of the payments from the insurer; and (c) the balance of two hundred twelve thousand nine hundred fifty-three dollars and sixty-three cents ($212,953.63) plus five percent (5%) annualized simple interest, in eighteen (18) equal monthly installments of twelve thousand three hundred and four dollars and fifty-seven cents ($12,304.57), with the first installment due on July 15, 2003 and the remaining installments due on the 15th of each month thereafter, provided that any payments to Karwat out of proceeds from the insurer in excess of thirty thousand dollars ($30,000), as described in subparagraph (b) above, shall be credited against the final two installment payments. The Company shall request of the insurer that on the same day the insurer transmits to the Company any proceeds related to this case, that the insurer notify Karwat’s counsel in writing of such and the Company hereby authorizes the insurer, its attorneys and the Company’s attorneys to promptly and candidly respond to any inquiries from Karwat’s counsel regarding whether any such payments have yet been made. Further, if the Company sells its Telecommunications business and pays to Karwat the proceeds described in paragraph 2 of the attached Security Agreement, the proceeds will be credited against the outstanding principal, with any then unpaid principal paid by the company to be paid over the remainder of the 18-month period in equal monthly installments plus five percent (5%) annualized simple interest. All payments to Karwat referred to herein shall be in the form of a cashier’s check or money order, payable to “Joseph Karwat and his attorney, Anthony J. Sperber.” All payments, except the first one, shall be delivered by express mail to Karwat’s attorney, addressed as follows: Anthony J. Sperber, Law Office of Anthony J. Sperber, 2637 Grant Street, Berkeley, CA 94703.

        2.        The parties agree that any lateness in payment will result in substantial but unknown harm to Karwat, which will be impossible to calculate with precision. Therefore, the parties agree that any late payments will be subject to liquidated damages in the amount of $75.00 per day for each day that any of the above-described payments is late. This liquidated damages provision is not a penalty but rather a good faith approximation of the likely financial and other damage caused by the lateness of payment. Payments will be deemed late if they are not received by the dates indicated above. If any payment is late, the Company shall automatically include the liquidated damages in that late payment.

        3.        The amounts due to Karwat under this Agreement will be secured by the assets of the Company, as provided in the attached Security Agreement, attached hereto as Exhibit 1 and incorporated by reference herein.

        4.        The prevailing party in any action to enforce this Agreement shall be entitled to recover reasonable attorneys’ fees and costs from the other party. Karwat will also be entitled to his reasonable attorneys’ fees and costs incurred in any enforcement, execution or collection actions that are necessary because of the Company’s breach of this Agreement.

        5.        Karwat’s right to receive the amounts awarded in the Arbitration against the Company is governed by the Arbitration award and applicable state law governing the enforcement of such awards. However, in order to help the Company continue operating without undue burden, Karwat has agreed to the payment plan provided in this Agreement. The parties shall cause to be prepared and entered, within ten (10) days of the date this Agreement is executed, a judgment incorporating the terms and conditions of this Agreement. Karwat agrees that he will take no action to enforce or execute the stipulated judgment during the term of this Agreement, provided that the Company makes all payments on a timely basis and otherwise carries out all of its obligations under this Agreement.

        6.        After the Arbitration award was issued, the Company raised the argument that it might not be liable for the award on the ground that Karwat had not named the correct corporate entity. The Company hereby waives for all time any argument regarding whether the demand for arbitration named, or the Arbitration included, the correct corporate entity. The Company hereby admits liability for the Arbitration award and the resulting amount of two hundred ninety-two thousand nine hundred fifty-three dollars and sixty-three cents ($292,953.63).

        7.        Each Party warrants that it has not assigned any of the claims released herein.

        8.        Each of the undersigned, in executing this Agreement, represents and warrants that it/he has full authority and legal power to represent and execute this Agreement on behalf of itself/himself, and its/his heirs, agents, successors and predecessors in interest, and assigns, and employees. Each of the undersigned further represents and warrants that said Parties’ signature below shall be binding on all of the foregoing persons and entities.

        9.        By its/his signature, each of the undersigned represents and warrants that it/he has carefully read the foregoing Agreement and knows the content thereof and signs the same as of its/his own free act.

        10.       The terms of this Agreement shall be governed by the laws of the State of California. In the event that any term of this Agreement shall be found to be null or void, the remaining terms shall continue to have full force and effect, provided the intent of the Agreement can be effectuated by enforcing the remaining terms. Any invalidity, ambiguity, or unenforceability of this Agreement will not render invalid, ambiguous, or unenforceable, nor in any way affect, the underlying Arbitration award or any judgment entered pursuant thereto or pursuant to this Agreement.

        11.       The parties understand and agree that this Agreement incorporates the entire understanding among the parties, and recites the sole consideration for the promises exchanged herein. This Agreement expressly supersedes any and all prior written or oral agreements, understandings, covenants or promises between the parties. In negotiating this Agreement, no party has relied upon any representation or promise except those expressly set forth herein.

        12.       Full Cooperation by Each Party. Each of the parties hereto shall do all acts, execute all documents and provide all information which is reasonably required by any party hereto to give full force and effect to the terms of this Settlement Agreement and the attached and incorporated Security Agreement.

Dated: June ____, 2003	Moving Bytes Inc. f/k/a E*Comnetrix, Inc.,
Moving Bytes, Inc.

By:
Mark Smith

Dated: June ____, 2003
Joseph Karwat